Exhibit 4.2

AmTrust Financial Services, Inc.

as Issuer

The Bank of New York Mellon Trust Company, N.A.

as Trustee

Fifth Supplemental Indenture

Dated as of June 18, 2015

to the Indenture dated as of

December 21, 2011

7.25% Subordinated Notes due 2055

TABLE OF CONTENTS

		Page
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.01	Scope of Supplemental Indenture	1
SECTION 1.02	Definitions	2

ARTICLE 2
THE SECURITIES
SECTION 2.01	Title and Terms; Payments	6
SECTION 2.02	Forms	7
SECTION 2.03	Transfer and Exchange; Restrictions on Transfer	8
SECTION 2.04	Payments on the Securities	11

ARTICLE 3
REDEMPTIONS; NO SINKING FUND
SECTION 3.01	Redemption	12
SECTION 3.02	No Sinking Fund	13

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY
SECTION 4.01	Payment of Principal and Interest.	13
SECTION 4.02	Maintenance of Office or Agency	13
SECTION 4.03	Statements as to Defaults	14

ARTICLE 5
REMEDIES
SECTION 5.01	General	14
SECTION 5.02	Events of Default and Defaults	14
SECTION 5.03	Acceleration; Rescission and Annulment	15
SECTION 5.04	Waiver of Past Defaults	16
SECTION 5.05	Control by Majority	17
SECTION 5.06	Limitation on Suits	17
SECTION 5.07	Rights of Holders to Receive Payment	18

i

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 18, 2015, between AmTrust Financial Services, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee under the Indenture, dated as of December 21, 2011, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured senior debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 12.01(m) of the Base Indenture provides for the Company and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Section 3.01 of the Base Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 7.25% Subordinated Notes due 2055 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and govern the rights of the Holders of the Securities and the obligations of the Company and the Trustee with respect thereto.

SECTION 1.02 Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular; and

(ii) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Close of Business” means, as of any date, 5:00 p.m., New York City time on such date.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, and, subject to the provisions of Section 8.02, shall include its successors and assigns.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 525 William Penn Place, 38th floor, Pittsburgh, PA 15259, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor custodian.

“Default” has the meaning, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, specified in Section 5.02 hereof.

“Discharged” has the meaning set forth in Section 6.03.

“Event of Default” has the meaning, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, specified in Section 5.02 hereof.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“GAAP” means generally accepted accounting principles in the United States of America.

“Holder” means the Person in whose name a Security is registered in the Register.

“Indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

“Indenture” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Base Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2015.

“Issue Date” means, with respect to the Securities, June 18, 2015.

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, June 15, 2055.

“Non-U.S. Jurisdiction” means any jurisdiction under which an entity may be organized that is not the United States of America, any state thereof, or the District of Columbia.

“Outstanding” means, with respect to the Securities, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any Securities authenticated by the Trustee except (i) Securities cancelled by it, (ii) Securities delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 3.07 of the Base Indenture, on and after the time such Security is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) any and all Securities, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Securities then payable, and (C) any and all Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Securities, only such Securities which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.

“Physical Security” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully registered form, without interest coupons.

“Preliminary Prospectus” means the basic prospectus, dated June 11, 2015 together with the preliminary prospectus supplement, dated June 11, 2015, relating to the offer and sale of the Securities by the Company.

“Prospectus” means the basic prospectus, dated June 11, 2015 together with the final prospectus supplement, dated June 11, 2015, relating to the offer and sale of the Securities by the Company.

“Redemption Date” has the meaning specified in Section 3.01 hereof.

“Redemption Price” has the meaning specified in Section 3.01 hereof.

“Regular Record Date” means, with respect to any Interest Payment Date, the March 1, June 1, September 1 or December 1 (in each case, whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Responsible Officer” of the Trustee hereunder means any vice president, any assistant vice president, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture.

“Senior Indebtedness” means the principal of (and premium, if any) and unpaid interest on (x) Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, for money borrowed other than (a) any Indebtedness of the Company which when incurred, and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to any of its Subsidiaries, (c) Indebtedness to any employee of the Company, (d) any liability for taxes, (e) Trade Payables and (f) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, and (y) renewals, extensions, modifications and refundings of any such Indebtedness. For purposes of the foregoing and the definition of “Senior Indebtedness,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (i) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (ii) junior liens, second liens and other contractual arrangements that provide for priorities among Holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment.

“Significant Subsidiary” means a Subsidiary, including its Subsidiaries, that meets any of the conditions set forth Article 1, Rule 1-02 of Regulation S-X.

“Subsidiary” means a corporation, company (including any limited liability company), association, partnership, joint venture, trust or other business entity in which the Company and/or one or more of the Company’s other Subsidiaries owns at least 50% of the Voting Stock thereof.

“Successor Company” has the meaning specified in Section 8.02(a) hereof, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental hereto, entered into pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Tax Additional Amounts” has the meaning specified in Section 9.01 hereof.

“Taxing Jurisdiction” has the meaning specified in Section 9.01 hereof.

“Term Sheet” means the final term sheet, dated June 11, 2015, relating to the Preliminary Prospectus.

“Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S.” means the United States of America.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely of payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

“Voting Stock” means stock of any class or classes or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers, trustees or persons with similar functions of the Person in question, provided that, for the purposes of this definition, stock that carries only the right to vote conditionally on the happening of an event will not be considered Voting Stock whether or not that event has happened.

“Withholding Tax” has the meaning specified in Section 9.01 hereof.

ARTICLE 2

THE SECURITIES

SECTION 2.01 Title and Terms; Payments.

(a) Establishment; Designation. Pursuant to Section 3.01 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “7.25% Subordinated Notes due 2055.”

(b) Initial Issuance. Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under the Indenture is limited to $150,000,000 (or up to $172,500,000 if the over-allotment option described in the Prospectus is exercised).

(c) Further Issues. The Company may, from time to time, without the consent of the Holders, issue, in an unlimited aggregate principal amount, additional Securities under the Indenture having the same terms and conditions as the Securities initially issued under this Indenture in all respects (or in all respects except for the Issue Date, the offering price and, if applicable, the first Interest Payment Date and the initial interest accrual date). Any such additional Securities will be consolidated and form a single series with the Securities initially issued under this Indenture; provided, however, that a separate CUSIP, common code or ISIN, as applicable, will be issued for any additional Securities unless the additional Securities and the Securities initially offered under this Indenture are fungible for U.S. federal income tax purposes.

(d) Purchases. The Company and its Subsidiaries may from time to time repurchase Securities in open market purchases, in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders. Any Securities purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture.

(e) Denominations. Notwithstanding anything to the contrary in Sections 3.01 and 3.02 of the Base Indenture, the Securities will be issued only in minimum denominations of $25 and integral multiples of $25 in excess thereof.

SECTION 2.02 Forms.

(a) In General. Pursuant to Section 2.01 of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Notwithstanding Section 3.05 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Security will also bear a form of assignment and transfer substantially in the form set forth in Attachment 1 to Exhibit A hereto.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Section 3.03(f) of the Base Indenture and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and upon receipt of the Securities, the Holders expressly agree to such terms and provisions hereof and of the Securities and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture will govern and control.

(b) Initial and Subsequent Form of Securities. The Company hereby initially appoints The Depository Trust Company as the Depositary for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary.

So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Section 2.03(b)(A) through (C) hereof, all Securities will be represented by one or more Global Securities.

(c) Global Securities. Each Global Security will represent the aggregate principal amount of the then-Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then-Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges or purchases by the Company.

Only the Trustee, or the custodian holding such Global Security for the Depositary, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then-Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then-Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the custodian holding such Global Security for the Depositary, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then-Outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

SECTION 2.03 Transfer and Exchange; Restrictions on Transfer.

(a) In General. A written form of transfer substantially in the form of the Form of Assignment and Transfer set forth in Attachment 1 to Exhibit A hereto will be deemed to be written instrument of transfer satisfactory to the Company and the Registrar.

At such time as all interests in a Global Security have been purchased, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is purchased, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b) Global Securities. Notwithstanding anything to the contrary in Section 3.06 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 3.08 of the Base Indenture) on such Security at the Maturity Date and for all other purposes whatsoever for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in Section 3.06 of the Base Indenture:

(1) Each Global Security will be exchanged for Physical Securities if the Depositary delivers notice to the Company that the Depositary is unwilling, unable or no longer permitted under applicable law to continue to act as Depositary, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

(2) If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Registrar.

(3) If the Company notifies the Trustee that it wishes to terminate and exchange all or part of a Global Security for Physical Securities and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Registrar.

In the case of an exchange for Physical Securities under clause (1) above:

(A) each Global Security will be deemed surrendered to the Trustee for cancellation;

(B) the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C) the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Securities are required to bear under this Indenture.

In the case of an exchange for Physical Securities under clause (2) above:

(A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Registrar by the Depositary;

(B) the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture; and

(C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (3) above:

(A) the Company will deliver notice of such request to the Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B) the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture and any applicable law; and

(C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Company may rely on the Depositary to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depositary.

(d) Physical Securities. Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 3.06 of the Base Indenture.

(e) Restrictions on Transfer. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.04 Payments on the Securities.

(a) In General. Each Security will accrue interest at a rate equal to 7.25% per annum from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date. Interest on a Security will cease to accrue upon the earlier of the Maturity Date and, subject to the provisions of Article 3 hereof, any date of redemption of such Security. Interest on any Security will be payable quarterly in arrears on each Interest Payment Date, beginning September 15, 2015, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. As provided in Section 3.10 of the Base Indenture, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then-Outstanding Security will be entitled on such date to receive $25 in cash for each $25 in principal amount of then-Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then-Outstanding Securities.

Notwithstanding anything to the contrary, if the Maturity Date or earlier date of redemption or any Interest Payment Date falls on a day that is not a Business Day, then the required payment will be made on the immediately following Business Day with the same force and effect as if made on such date, and no additional interest will accrue and no default shall occur on account of such delay.

(b) Method of Payment. The Company shall pay the principal of any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in the Borough of Manhattan in The City of New York, New York, prior to 10:00 a.m. on the relevant payment or settlement date, as the case may be. The Company shall pay any interest on any Physical Security to the Holder of such Security (i) if such Holder holds $2,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, and interest on, any Global Security to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c) Defaulted Payments. The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 3.08 of the Base Indenture.

ARTICLE 3

REDEMPTIONS; NO SINKING FUND

SECTION 3.01 Redemption. The Company may, at its option and in accordance with the terms of Article IV of the Base Indenture, on June 18, 2020 or on any Interest Payment Date thereafter, redeem all or any portion of the Securities, in increments of $25 aggregate principal amount of the Securities, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Securities being redeemed plus accrued but unpaid interest to, but not including, the date of redemption (the “Redemption Date”). If the

Company redeems only a portion of the Securities on any Redemption Date, the Company may subsequently redeem additional Securities on any Interest Payment Date prior to the Maturity Date.

SECTION 3.02 No Sinking Fund. Article V of the Base Indenture shall not apply with respect to the Securities.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.01 Payment of Principal and Interest. This Section 4.01 shall replace Section 6.01 of the Base Indenture in its entirety.

The Company covenants and agrees that it will cause to be paid the principal of, and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities. The Company shall, on or before each due date of the principal of, and accrued and unpaid interest, if any, on the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

SECTION 4.02 Maintenance of Office or Agency. This Section 4.02 replaces Section 6.02 of the Base Indenture in its entirety.

The Company will maintain in the Borough of Manhattan, The City of New York, an office of the Paying Agent, and an office of the Registrar where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate co-registrars and one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Paying Agent” includes any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Custodian, Transfer Agent and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

SECTION 4.03 Statements as to Defaults. In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within thirty (30) days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company is taking or proposes to take with respect thereto. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 6.05 of the Base Indenture.

ARTICLE 5

REMEDIES

SECTION 5.01 General. The Event of Default provisions set forth in this Article 5 shall, with respect to the Securities, supersede the entirety of Article VII of the Base Indenture, and all references in the Base Indenture to Article VII thereof and the provisions relating to Events of Default therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article 5 and the Events of Default provisions set forth in this Article 5, respectively. Accordingly, and without limitation:

(a) the references to Section 7.01 in Section 10.02(a) of the Base Indenture are, with respect to the Securities, hereby deemed replaced by references to Section 5.02 hereof; and

(b) the references to Section 7.06 in Sections 10.02(b)(iii) of the Base Indenture are, with respect to the Securities, hereby deemed replaced by a reference to Section 5.06 hereof.

SECTION 5.02 Events of Default and Defaults.

(a) “Event of Default,” wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company or any Significant Subsidiary under Title 11 of the United States Code, as now constituted or as hereafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or appointing a receiver, trustee or other similar official (except for the appointment of a conservator) of the Company or any Significant Subsidiary or of substantially all of its property, or ordering the winding-up or liquidation of its affairs under any such law and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(2) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or as hereinafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, trustee, custodian or other similar official (except for the appointment of a conservator) of the Company or any Significant Subsidiary or of substantially all of its property under any such law, or the Company or any Significant Subsidiary shall take any corporate action in furtherance of any such action.

(b) “Default” with respect to the Securities, wherever used herein, means any one of the following events (whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in any payment of interest on any Security when due and payable, and continuance of such default for a period of thirty (30) calendar days;

(2) default in payment of principal or premium, if any, on the Securities when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise; or

(3) default in the performance of any covenant or warranty of the Company in respect of the Securities (other than a covenant or warranty a default in the performance of which is elsewhere in this Section specifically dealt with), and continuance of such default for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default and requiring it to be remedied.

Under no circumstances whatsoever and at no time (whether prior or subsequent to a Default or Event of Default) shall the Trustee be responsible for monitoring or charged with determining any of the foregoing, all such being the sole responsibility of the Company.

SECTION 5.03 Acceleration; Rescission and Annulment.

(a) If one or more Events of Default, other than an Event of Default relating to bankruptcy, insolvency or reorganization, shall have occurred and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the principal of all the Securities to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding. If an Event of Default relating to bankruptcy, insolvency or reorganization occurs, the principal of all the Securities will automatically, and without action by the Trustee or any Holder, become immediately due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

(b) The provisions of Section 5.03(a), however, are subject to the conditions that if, at any time after the principal of, and accrued and unpaid interest, if any, on the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided:

(1) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest, if any, upon all Securities and the principal of all Securities that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, if any (to the extent that payment of such interest is enforceable under applicable law), and on such principal, at the rate borne by the Securities at such time) and amounts due to the Trustee pursuant to Section 10.01(a) of the Base Indenture;

(2) rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) any and all Events of Defaults under this Indenture, other than the nonpayment of the principal of, and accrued and unpaid interest, if any, on, the Securities (including on overdue installments) that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.05 hereof, then, the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Securities (other than the breach of any provision of this Indenture that cannot be modified or amended without the consent of each affected Holder) and rescind and annul such declaration of acceleration resulting from such Defaults or Event of Defaults (other than a Default or an Event of Default resulting from the breach of any provision of this Indenture that cannot be modified or amended without the consent of each affected Holder) and their consequences and such Default (other than a Default relating to the breach of any provision of this Indenture that cannot be modified or amended without the consent of each affected Holder) shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided, that no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

SECTION 5.04 Waiver of Past Defaults. If an Event of Default or a Default, other than (a) an uncured Event of Default described in Sections 5.02(a) and (b) hereof or (b) a Default in respect of a provision that under Section 7.02 hereof cannot be amended without the consent of each affected Holder, occurs, the Holders of a majority in aggregate principal amount of the then-Outstanding Securities may waive such Event of Default or Default and all of its consequences hereunder. Any such consent or waiver may, but is not required to, be obtained in connection with a repurchase of, or tender or exchange offer for, Securities, or similar transaction. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured, and any Event of Default arising therefrom will be deemed not to have occurred. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 5.05 Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then-Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under Articles 6 and 10 of the Base Indenture and the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 5.06 Limitation on Suits. Subject to Section 5.08 hereof, no Holder may pursue a remedy with respect to this Indenture or the Securities unless:

(a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% of the aggregate principal amount of the then-Outstanding Securities deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c) such Holder or Holders have offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d) the Trustee has not complied with such written request within sixty (60) days after receipt of such written request and offer of indemnity; and

(e) during such 60-day period, the Holders of a majority of the aggregate principal amount of the then-Outstanding Securities did not deliver to the Trustee a direction inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

SECTION 5.07 Rights of Holders to Receive Payment. Notwithstanding anything to the contrary elsewhere in this Indenture, the right of any Holder to receive payment of the principal of, and interest on, its Securities, on or after the respective due date, or to bring suit for the enforcement of any such payment, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 5.06 hereof.

SECTION 5.08 Collection of Indebtedness; Suit for Enforcement by Trustee. If a Default specified in Sections 5.02(b)(1) or 5.02(b)(2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and payable on such Security for principal, premium, if any, and interest, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 10.01 of the Base Indenture.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

SECTION 5.09 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 5.10 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.01 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.01 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the

Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.11 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.12 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.07 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.13 Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

SECTION 5.14 Priorities. If the Trustee collects any money pursuant to this Article 5, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 10.01(a) of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, or accrued and unpaid interest on, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 5.14. If the Trustee so fixes a record date and a payment date, at least fifteen (15) days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

SECTION 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or accrued and unpaid interest, if any, on any Security on or after the due date expressed or provided for in this Indenture.

SECTION 5.16 Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 5.17 Notices from the Trustee. Notwithstanding anything to the contrary in the Base Indenture, including Section 10.03 thereof, whenever a Default occurs and is continuing and is known to the Trustee, the Trustee must deliver notice by mail (or otherwise transmitted in accordance with DTC procedures) of such Default to the Holders within ninety (90) days after the date on which such Default first occurred. Except in the case of a Default in the payment of the principal of, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

ARTICLE 6

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 6.01 Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture; Defeasance. The satisfaction and discharge and defeasance provisions set forth in this Article 6 shall, with respect to the Securities, supersede the entirety of Article XI of the Base Indenture, and all references in the Base Indenture to Article XI thereof and the provisions relating to satisfaction and discharge or defeasance therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article 6 and the satisfaction and discharge or defeasance provisions set forth in this Article 6, respectively.

SECTION 6.02 Satisfaction and Discharge. When (a) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

SECTION 6.03 Defeasance. At the Company’s option, either (a) it shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities or (b) it shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 4.03 or Section 8.01 hereof at any time after the satisfaction of the following conditions:

(a) The Company shall have deposited irrevocably with the Trustee (i) money in an amount, or (ii) U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one (1) day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient (in the opinion of a nationally recognized registered public accounting firm) to pay and discharge each installment of and premium, if any, and interest on, the Outstanding Securities on the dates such installments of interest or principal and premium are due;

(b) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit); and

(c) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option pursuant to this Section 6.03 and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of the Securities being Discharged, accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

“Discharged” means that the Company shall be deemed to have paid and discharged the Securities and to have satisfied all the obligations under the Indenture, except (A) the rights of Holders to receive, from the trust fund, payment of the principal of and premium, if any, and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to transfer and exchange of the Securities set forth in Section 2.03 hereof and Sections 3.05, 3.06, 3.07, 6.02 and 11.06 of the Base Indenture and (C) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture.

SECTION 6.04 Deposited Monies to Be Held in Trust by Trustee. Subject to Section 6.05 hereof, all monies deposited with the Trustee pursuant to Section 6.02 or Section 6.03 hereof shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment, settlement or redemption of which such monies have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

SECTION 6.05 Paying Agent to Repay Monies Held; Repayment to Company. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies. The Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Order any excess moneys or U.S. Government Obligations held by them at any time. The provisions of Section 6.06 hereof shall apply to any money held by the Trustee or any Paying Agent under this Article 6 that remains unclaimed for two years after the Maturity of any series of Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 6.03.

SECTION 6.06 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or interest, if any, on such

Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

SECTION 6.07 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 6.04 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.02 or Section 6.03 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 6.04; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 6.08 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

ARTICLE 7

SUPPLEMENTAL INDENTURES

SECTION 7.01 Supplemental Indentures Without Consent of Holders. Section 12.01 of the Base Indenture shall not apply with respect to the Securities, and this Section 7.01 shall replace Section 12.01 of the Base Indenture in its entirety.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) cure any ambiguity, omission, defect or inconsistency in this Indenture or the Securities, including to eliminate any conflict with the Trust Indenture Act;

(b) conform the terms of this Indenture or the Securities to the description thereof in the Preliminary Prospectus, as supplemented by the Term Sheet related to the offering of the Securities;

(c) to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture;

(d) to add guarantees with respect to the Securities;

(e) to secure the Securities;

(f) to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Company by the Indenture;

(g) to make any other change that does not adversely affect the rights of any Holder (other than a Holder that consents to such change) in any material respect;

(h) to provide for a successor Trustee;

(i) to comply with the Applicable Procedures of the Depositary; or

(j) to comply with any rules or requirements in connection with the qualification of the Indenture under the Trust Indenture Act.

SECTION 7.02 Supplemental Indentures With Consent of Holders. Section 12.02 of the Base Indenture shall not apply with respect to the Securities, and this Section 7.02 shall replace Section 12.02 of the Base Indenture in its entirety.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture (with such consents to be determined on a series by series basis), including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Securities and by act of these Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) reduce the percentage in aggregate principal amount of Securities Outstanding necessary to waive any past Default or Event of Default;

(b) reduce the rate of interest on any Security or change the time for payment of interest on any Security;

(c) reduce the principal of any Security or change the Maturity Date;

(d) change the place or currency of payment on any Security;

(e) impair the right of any Holder of Securities to receive payment of principal of, and interest on, if any, its Securities or to institute suit for the enforcement of any such payment, with respect to such Holder’s Securities; or

(f) make any change to the provisions of this Article 7 or in the waiver provisions of the Indenture that requires each Holder’s consent to modify, amend or waive.

It shall not be necessary for any act or consent of Holders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date that is ninety (90) days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 7.03 Notice of Amendment or Supplement. After an amendment or supplement under this Article 7 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 8

SUCCESSOR COMPANY

SECTION 8.01 Consolidation, Merger and Sale of Assets. The successor company provisions set forth in this Article 8 shall, with respect to the Securities, supersede the entirety of Section 6.04 of the Base Indenture, and all references in the Base Indenture to Section 6.04 thereof and the successor company provisions therein shall, with respect to the Securities, be deemed to be references to this Article 8 and the successor company provisions set forth in this Article 8, respectively.

SECTION 8.02 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 8.04, the Company shall not amalgamate or consolidate with, merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture as applicable to the Securities; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture with respect to the Securities; and

Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.

At the election of the Company, a conveyance, transfer or lease of properties and assets substantially as an entirety to one or more Subsidiaries of the Company may be deemed not to be a conveyance, transfer or lease to a Person other than the Company, and in the event of such election, such conveyance, transfer or lease shall not be subject to this Section 8.02. Notice of any such election shall be sent to the Trustee promptly following the consummation of any such conveyance, transfer or lease of properties and assets to one or more Subsidiaries, specifying that such transaction does not constitute a conveyance, transfer or lease to a Person other than the Company in accordance with this Section 8.02.

SECTION 8.03 Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and accrued and unpaid interest, if any, on all of the Securities, and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 8 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 8.04 Opinion of Counsel to Be Given to Trustee. In the case of any such amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction such supplemental indenture, complies with the provisions of this Article 8.

ARTICLE 9

TAX ADDITIONAL AMOUNTS

SECTION 9.01 Payment of Tax Additional Amounts. The Company shall pay any amounts due with respect to the Securities without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (each, a “Withholding Tax”) imposed by or for the account of any Non-U.S. Jurisdiction in which the Company is resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”) as a result of any consolidation, merger, amalgamation, or other transaction permitted by Section 8.01 hereof and conducted in accordance with Article 8 hereof, unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, the Company will (subject to compliance by such Holder with any relevant administrative requirements) pay each Holder additional amounts (“Tax Additional Amounts”) as will result in such Holder’s receipt of such amounts as it would have received had no such withholding or deduction been required. If the Taxing Jurisdiction requires the Company to deduct or withhold any Withholding Tax, the Company will (subject to compliance by a Holder with any relevant administrative requirements) pay such Tax Additional Amounts in respect of any principal amount (and premium, if any), or interest payable at the Maturity Date or any earlier date of redemption, on any Interest Payment Date, or otherwise, as applicable, as may be necessary so that the net amounts paid to the Holder or the Trustee after such deduction or withholding will equal the principal amount, or interest on the Securities.

SECTION 9.02 Exceptions to Payment of Tax Additional Amounts. Notwithstanding the foregoing, the Company shall not be obligated to pay Tax Additional Amounts pursuant to Section 9.01 hereof in the following instances:

(a) any Withholding Tax which would not be payable or due but for the fact that (1) the Holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, such Holder, if such Holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Securities or the collection of principal amount and interest (if any), in accordance with the terms of the Securities and the Indenture or the enforcement of the Securities or (2) where presentation is required, the Security was presented more than ten (10) days after the date such payment became due or was provided for, whichever is later;

(b) any Withholding Tax attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

(c) any Withholding Tax attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount and interest (if any);

(d) any Withholding Tax which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of the Securities, if this compliance is required by statute, treaty or by regulation as a precondition to relief or exemption from such Withholding Tax;

(e) to the extent a Holder is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction; or

(f) any combination of the instances described in (a) through (e).

SECTION 9.03 Entitlement to Refund or Credit. With respect to Section 9.02(e), in the absence of evidence reasonably satisfactory to the Company, the Company may conclusively presume that a Holder of a Security is entitled to a refund or credit of all amounts required to be withheld if the relevant local laws provide a Holder with the ability to file or otherwise claim such refund or credit. The Company shall not be required to pay any Tax Additional Amounts to any Holder of a Security who is a fiduciary or partnership or other than the sole beneficial owner of the Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Tax Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

SECTION 9.04 References to be Consistent. Whenever with respect to the Securities there is mentioned in the Indenture or in any Global Security or Physical Security, in any context, payment of principal (and premium, if any) interest or any other amount payable under or with respect to any Security at the Maturity Date, any Interest Payment Date or otherwise, such mention shall be deemed to include mention of the payment of Tax Additional Amounts described in this Article 9 to the extent that, in such context, Tax Additional Amounts were or would be payable by the Company in respect thereof.

Notwithstanding anything to the contrary in this Supplemental Indenture or in the Notes, the Paying Agent and Trustee shall be entitled to make a deduction or withholding from any payment which it makes hereunder or under the Notes for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

ARTICLE 10

SUBORDINATION

SECTION 10.01 Agreement to Subordinate. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities of such series by his, her or its acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on each and all of the Securities of such series is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

SECTION 10.02 Distribution on Dissolution, Liquidation or Reorganization; Subrogation of Securities. Subject to Section 10.01, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon (including any interest accrued after any dissolution, winding up, liquidation or reorganization of the Company occurs) before the Holders of the Securities are entitled to receive any payment upon the principal (or premium, if any) or interest, if any, on Indebtedness evidenced by the Securities;

(b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities would be entitled except for the provisions of this Article XIII shall be paid by the liquidation trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities prohibited by the foregoing, shall be received by the Trustee or the Holder of any Security before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or such Holder, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee, to the holder of such Senior Indebtedness or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, as calculated by the Company, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(d) Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent that distributions otherwise payable to such holder have been applied to the payment of Senior Indebtedness) to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of (and premium, if any) and interest, if any, on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Securities the principal of (and premium, if any) and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 10.05, shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article 10.

SECTION 10.03 No Payment on Securities in Event of Default on Senior Indebtedness. Subject to Section 10.01, if any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, we may not pay the principal of, or premium, if any, or interest on, the Securities or repurchase, redeem or otherwise retire any Securities, unless, in each case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash. If the Securities are declared due and payable before the Maturity Date, the holders of Senior Indebtedness outstanding at the time the Securities so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness before the Holders of the Securities are entitled to receive any payment on the Securities. If, notwithstanding the foregoing, we make any payment to the Trustee or the Holder of any Security prohibited by the preceding sentences, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or such Holder, such payment must be paid over and delivered to the Company.

SECTION 10.04 Payments on Securities Permitted. Subject to Section 10.01, nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 10.02 and 10.03, payments of principal of (or premium, if any) or interest, if any, on the Securities or (b) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice of any fact prohibiting the making of such payment from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee more than two Business Days prior to the date fixed for such payment.

SECTION 10.05 Authorization of Securityholders to Trustee to Effect Subordination. Subject to Section 10.01, each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10 and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 10.06 Notices to Trustee. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies or assets to or by the Trustee in respect of the Securities of any series pursuant to the provisions of this Article 10. Subject to Section 10.01, notwithstanding the provisions of this Article 10 or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received (in the case of a Responsible Officer of the Trustee, at the Corporate Trust Office of the Trustee) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal (or premium, if any) or interest, if any, on any Security) a Responsible Officer of the Trustee shall not have received with respect to such moneys or assets the notice provided for in this Section 10.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of

Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10 and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.07 Trustee as Holder of Senior Indebtedness. Subject to Section 10.01, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.15 hereof or Section 10.01 of the Base Indenture.

SECTION 10.08 Modifications of Terms of Senior Indebtedness. Subject to Section 10.01, any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article 10 or of the Securities relating to the subordination thereof.

SECTION 10.09 Reliance on Judicial Order or Certificate of Liquidating Agent. Subject to Section 10.01, upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.10 Satisfaction and Discharge; Defeasance and Covenant Defeasance. Subject to Section 10.01, amounts and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article 6 and not, at the time of such deposit, prohibited to be deposited under Sections 10.02 or 10.03 shall not be subject to this Article 10.

SECTION 10.11 Trustee not Fiduciary for Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Company, or any other Person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01 Effect on Successors and Assigns. Notwithstanding Section 14.10 of the Base Indenture, all agreements of the Company, the Trustee, the Registrar, and the Paying Agent in this Indenture and the Securities will bind their respective successors.

SECTION 11.02 Governing Law; Waiver of Jury Trial. This Supplemental Indenture and the Securities shall be deemed to be contracts made under the law of the State of New York and for all purposes shall be governed by and construed in accordance with the law of such State. Each party hereto and each Holder by acceptance thereof, hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Indenture.

SECTION 11.03 No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

SECTION 11.04 Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 11.05 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Registrar or their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 11.06 Calculations; Determinations. The Company shall be responsible for making all calculations called for under the Securities. None of the Trustee, Registrar or Paying Agent (in each case if different from the Company) shall have any responsibility for making such calculations or for determining amounts to be paid, nor shall they be charged with any knowledge of or have any duties to monitor any measurement period. These calculations include, but are not limited to accrued interest payable on the Securities. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

SECTION 11.07 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 11.08 Notices. The Company or the Trustee, by notice given to the other in the manner provided in Section 14.03 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Sections 14.03 and 14.04 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent and the Registrar. Each notice to the Trustee, the Paying Agent and the Registrar shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent or the Registrar, as the case may be, to the Company.

SECTION 11.09 Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

SECTION 11.10 The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

SECTION 11.11 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 11.12 FATCA.

(a) In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Company agrees (i) to provide to the Trustee and the Paying Agent sufficient information about the applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee and the Paying Agent can determine whether it has tax-related obligations under Applicable Law, (ii) that the Trustee and the Paying Agent shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which neither the Trustee nor the Paying Agent shall have any liability, and (iii) to hold harmless the Trustee and the Paying Agent for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of the Indenture.

(b) Each of the Trustee and the Paying Agent shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

AMTRUST FINANCIAL SERVICES, INC.

By:	/s/ Harry Schlachter
Name: Harry Schlachter
Title: Senior Vice President and Treasurer

Attest:

/s/ Stephen Ungar
Name: Stephen Ungar
Title: Senior Vice President, General Counsel and Secretary

AmTrust Financial Services, Inc. – Fifth Supplemental Indenture Signature Page

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valere D. Boyd
Name:	Valere D. Boyd
Title:	Vice President

AmTrust Financial Services, Inc. – Fifth Supplemental Indenture Signature Page

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

No.:	[ ]
CUSIP:	[032359 861]
ISIN:	[US0323598617]

Principal Amount $[            ]

[as revised by the Schedule of Increases

and Decreases in the Global Security attached hereto]1

AmTrust Financial Services, Inc.

7.25% Subordinated Notes due 2055

AmTrust Financial Services, Inc., a Delaware corporation, promises to pay to [ ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[ ] on June 15, 2055 (the “Maturity Date”) and to pay interest hereon as set forth in the Indenture in the manner, at the rates and to the Persons set forth therein.

Interest Payment Dates:	March 15, June 15, September 15 and December 15.

Regular Record Dates:	March 1, June 1, September 1 and December 1.

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Include for Global Securities only.

Exhibit A-1

IN WITNESS WHEREOF, AMTRUST FINANCIAL SERVICES, INC. has caused this instrument to be signed manually or by facsimile by two of its duly authorized officers.

Dated:

AMTRUST FINANCIAL SERVICES, INC.

By:
Name:
Title:

Attest:

[Trustee’s Certificate of Authentication Follows]

Exhibit A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon Trust Company, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Exhibit A-3

[FORM OF REVERSE OF NOTE]

AMTRUST FINANCIAL SERVICES, INC.

7.25% Subordinated Notes due 2055

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture dated as of December 21, 2011 (herein called the “Base Indenture”), and as further supplemented by the Fifth Supplemental Indenture, dated as of June 18, 2015 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is subject to redemption at the option of the Company prior to the Maturity Date in accordance with Section 3.01 of the Supplemental Indenture.

This Security is not subject to the benefit of a sinking fund.

The Indebtedness evidenced by this Security is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal (or premium, if any), sinking funds or interest, if any, on all Senior Indebtedness of the Company and each Holder of this Security, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect thereto.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the principal amount of this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Any references in this Security to principal (and premium, if any), interest or any other amount payable under or with respect to the Security at the Maturity Date, any Interest Payment Date or otherwise, shall be deemed to include payment of Tax Additional Amounts, as applicable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the

Exhibit A-4

registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or the Securities, or for the appointment of a receiver, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in aggregate principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $25 and integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Exhibit A-5

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

Exhibit A-6

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM - as tenants in common	UNIF GIFT MIN ACT	Custodian
(Cust)
TEN ENT - as tenants by the entireties
(Minor)
JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act		(State)

Additional abbreviations may also be used though not in the above list.

Exhibit A-7

ANNEX A

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	Principal amount of Global Security after Increase or Decrease	Notation by Registrar or Security Custodian

A-1

ATTACHMENT 1

[FORM OF ASSIGNMENT AND TRANSFER]

For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee

Attachment 1-1